EXHIBIT 23.1






                   Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 and S-8 (Nos. 33-10193, 2-85486, 2-85487, 2-91162,
2-85473, 33-5432, 2-63214, 33-22657, 33-30335, 33-37258, 33-15175,
33-47065, 33-51492, 33-60922, 33-51511 and 33-53901) of Talley
Industries, Inc. of our report dated February 19, 1996 appearing on page F-48 of this Form 10-K.







PRICE WATERHOUSE LLP

Phoenix, Arizona
February 28, 1996